UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 11, 2005

GLOBAL POWER EQUIPMENT GROUP INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-16501	73-1541378
(Commission File Number)	(IRS Employer Identification No.)

6120 S. Yale, Suite 1480, Tulsa, Oklahoma	74136
(Address of Principal Executive Offices)	(Zip Code)

(918) 488-0828

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On April 11, 2005, Williams Industrial Services Group, L.L.C., a wholly owned subsidiary of Global Power Equipment Group Inc. (“GEG”), completed the acquisition of all of the outstanding limited liability company interests of Williams Specialty Services, LLC (“Specialty Services”), Williams Plant Services, LLC (“Plant Services”) and Williams Industrial Services, LLC (“Industrial Services”), all Georgia limited liability companies, pursuant to that certain Purchase Agreement dated November 23, 2004, between GEG and Williams Group International LLC, a Georgia limited liability company (“Seller”), as amended (the “WISG Purchase Agreement”). Specialty Services, Plant Services and Industrial Services are collectively referred to as “WISG.” WISG is a private company that provides routine and specialty maintenance services to firms engaged in power generation and pulp and paper manufacturing and to government agencies, primarily the Department of Energy.

The purchase price consisted of an “Equity Purchase Price,” which was paid at closing and a “Deferred Purchase Price.” The Equity Purchase Price was $65.0 million, subject to certain customary adjustments. Of the total Equity Purchase Price, approximately $61.0 million (including estimated adjustments) was paid in cash to Seller at closing, $6.5 million was deposited by GEG with an escrow agent as an “Indemnity Escrow Amount” to be held and released pursuant to the terms and provisions of the WISG Purchase Agreement and an escrow agreement entered into at closing, and an additional $0.5 million was placed into escrow and will be released upon a final determination of the Equity Purchase Price. Payment of the Deferred Purchase Price is contingent on the attainment by WISG of certain gross profit targets for 2005. The Deferred Purchase Price payable to Seller will range from zero to $0.9 million and will be payable by GEG in cash in 2006.

Other than in respect of this transaction, there are no material relationships between Seller and GEG or any of GEG’s affiliates or any of GEG’s directors or officers and any of their associates. The purchase price was determined through arms-length negotiation between the Seller and GEG.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

It is impracticable to provide any of the required financial statements for WISG and pro forma financial information relative to WISG at the time of this filing. The required financial statements and pro forma information will be filed as soon as practicable.

(b)	Pro Forma Financial Information.

See (a) above.

2

(c)	Exhibits.

The following documents are included as exhibits to this Form 8-K. Those exhibits below incorporated by reference herein are indicated as such by the information supplied in the parenthetical thereafter. If no parenthetical appears after an exhibit, such exhibit is filed herewith.

2.1	Purchase Agreement dated November 23, 2004, between GEG and Seller (filed as Exhibit 2 to GEG’s Current Report on Form 8-K dated November 23, 2004).

2.2	Amendment to Purchase Agreement dated April 11, 2005, among GEG, Williams Industrial Services Group, L.L.C. and Seller.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL POWER EQUIPMENT GROUP INC.

Date: April 15, 2005	By:	/s/ Candice L. Cheeseman
Candice L. Cheeseman
General Counsel and Secretary

4

Exhibit Index

The following documents are included as exhibits to this Form 8-K. Those exhibits below incorporated by reference herein are indicated as such by the information supplied in the parenthetical thereafter. If no parenthetical appears after an exhibit, such exhibit is filed herewith.

Exhibit Number	Description
2.1	Purchase Agreement dated November 23, 2004, between GEG and Seller (filed as Exhibit 2 to GEG’s Current Report on Form 8-K dated November 23, 2004).

2.2	Amendment to Purchase Agreement dated April 11, 2005, among GEG, Williams Industrial Services Group, L.L.C. and Seller.

5